                                                                           EXHIBIT 99.1

CONTACT:

Thor Erickson – Investor Relations +1 (678) 260-3110
Fred Roselli – Media Relations+1 (678) 260-3421
Lauren Sayeski – European Media Relations+ 44 (0) 7976 113 674

FOR IMMEDIATE RELEASE

CCE PRESENTS AT CAGE INVESTOR CONFERENCE,

AFFIRMS FULL-YEAR 2012 GUIDANCE

ATLANTA, March 20, 2012 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will discuss its plans and outlook with investors at the Consumer Analyst Group of Europe (CAGE) Conference in London on March 21 at 11:15 a.m. ET (3:15 p.m. in London). The public can access the presentation through our website, www.cokecce.com.

John F. Brock, chairman of the board and chief executive officer, and Bill Douglas, executive vice president and chief financial officer, will deliver the remarks.

In the presentation, CCE will affirm 2012 full-year guidance, including earnings per diluted common share growth of approximately 10 percent, revenue growth in a high single-digit range, and operating income growth in a mid single-digit range. This guidance is comparable and currency neutral.

ABOUT CCE

           Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest independent Coca-Cola bottlers.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2011, and other SEC filings.